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                                                                   EXHIBIT 10.11

                              CHANGE OF OWNERSHIP
                              -------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT by and between S. K. Wellman Limited, Inc., a Michigan corporation (the "Company") and Ronald E. Grambo (the "Executive"), dated as of the 1st day of February 1995.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section
2) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. CERTAIN DEFINITIONS. (a) The "Effective Date" shall mean the mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date, shall mean the date immediately prior to the date of such termination of employment.

     (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

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     2. CHANGE IN CONTROL. (a) As used herein means the first occurrence of either of the following events: (i) the acquisition, directly or indirectly, by any individual, corporation, association, trust, unincorporated organization or other entity (a "Person") of securities of the Company representing an aggregate of eighty percent (80%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the acquisition by any Person of all or substantially all of the assets of the Company.

     3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     4. TERMS OF EMPLOYMENT. (a) Position and Duties. (i) During the Employment Period, (A) the Executive's position including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all respects with the most significant of those held or exercised by, or assigned to Executive at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office which is the headquarters of the Company and is less than 35 miles from such location.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on civic or charitable boards or committees, (B) deliver lectures, or fulfill speaking engagements and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid on a monthly basis, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time, and from time to time, as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or

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reduce any other obligation to the Executive under this Agreement. Annual Base
Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

     4.1. ANNUAL BONUS PARTICIPATION. In addition to the Annual Base Salary the Executive shall be entitled to participate in the Company's Senior Management Bonus Program (the "Bonus Program") or its successor programs. For purposes of this plan the Annual Target Bonus (as defined in the Bonus Program) will be $50,000 (fifty thousand dollars) annually. The criteria for evaluation of performance and bonus award will be in line with criteria set forth in the Bonus Program, as established or amended by the Company's board of directors from time to time in its sole discretion. However, in no instances, as long as the Executive is performing his duties satisfactorily, may the bonus award be below 50% of the target bonus amount or $25,000 (twenty-five thousand dollars).

     4.2. VACATION AND INSURANCE BENEFITS. Executive shall be entitled to four
(4) weeks of vacation during each year of his employment by the Company, as well as insurance coverage, including, without limitation, life, medical, dental, and disability insurance consistent in each case with the insurance benefits provided by the Company to other similarly situated senior executives.

     4.3. OTHER BENEFITS. Executive shall be entitled to share in any employee benefits provided by the Company on the same basis as other similarly situated senior executives, so long as the Company provides or offers such benefits to such employees.

     5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company's board of directors determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability provided below), the Company may give to the Executive written notice in accordance with Section 13(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of the Executive, due to illness, accident or other physical or mental incapacity, to perform the duties provided for herein for an aggregate of ninety (90) days during any 180 consecutive day period during the term hereof.

     (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "cause" shall mean
(i) repeated violations by Executive of the Executive's obligations under
Section 4(a) (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such

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violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

     (c) GOOD REASON. The Executive's employment may be terminated during the employment the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean

     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities that a reasonable man holding a similar position would find untenable, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (ii) any failure by the Company to comply with any of the provisions of
Section 4 (b), other than an isolated, insubstantial and inadvertent failure not occurring in had faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a) (i) (B);

     (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

     (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 (b) For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) DATE OF TERMINATION. "Date of Termination", means if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the


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Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason;

     (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts: (A) the sum of (1) the Executive's aggregate Annual Base Salary through the end of the Employment Period, including any portion thereof previously deferred by the Executive, to the extent not theretofore paid, and (2) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"), and

     (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy of the Company may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Sections 4.2 and 4.3.

     (B) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of Other Benefits as provided in Section 4.3.

     (C) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period in accordance with the terms of Section 5(a), this Agreement shall terminate without further obligations of the Company to the Executive, other than for payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of Other Benefits as provided in Section 4.3.

     (D) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive terminates employment during the Employment Period, excluding a termination



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for Good Reason, this Agreement shall terminate without further obligations of the Company to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits as provided in Section 4.3. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     8. FULL SETTLEMENT: RESOLUTION OF DISPUTES. (a) The Company's obligations to make payments provided for in this Agreement and otherwise to perform its obligations pursuant to this Agreement, and otherwise, shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     9.0. CONFIDENTIAL INFORMATION/SOLICITATION OF CUSTOMERS - As used herein, "Confidential Information" means all information relating to the Company's business of manufacturing specialty friction products (the "Company's business") which derives economic value, actual or potential, from not being generally known to other Persons, including, without limitation, technical or nontechnical data, formula (including cost and/or pricing formulae), compilations, programs, devices, methods, techniques, processes, financial data, names, addresses, telephone numbers, contact persons and other identifying information relating to Customers (as defined below) and potential Customers; compilations and lists of Customers, and potential Customers; information with respect to the needs and requirements of various Customers for the Company's products and services, including the dates on which any contracts held by the Company with such Customers will terminate and be subject to renewal or on which renewal orders will be placed by the Customers; rate and price information on products and services provided by the Company to its Customers; compilations and lists of the Company's suppliers and other vendors; information with respect to the Company's relationships with its suppliers and other vendors, including the dates on which any contracts held by the Company with its suppliers or vendors will terminate or be subject to renewal; and all business records and personal data relating to the Company's employees and agents, including compensation arrangements of such employees and agents with the Company. Notwithstanding the foregoing, "Confidential Information" does not include: (a) any information that is or shall become generally known to the industry in the public or the industry in which the Company conducts business through no fault of Executive, (b) any information received by Executive in good faith from any other Person who has the right to disclose such information and who has not received such information, either directly or indirectly, from the Company, (c) any information that Executive can demonstrate was within his legitimate possession prior to the time of his original employment by the Company, or (d) any information that does not constitute a trade secret under applicable law on or after the third anniversary of the expiration or termination of Executive's employment hereunder.

     9.1. CUSTOMERS. As used herein, "customers" means all Persons to whom any employee or agent of the Company has heretofore offered or sold or hereafter offers or sells any of the Company's products or services, or with whom any such employee or agent has developed a relationship relating to the Company's Business.

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     9.2. RELATIONSHIP OF THE COMPANY AND EXECUTIVE. Executive acknowledges that prior to and during the term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information which could be used by Executive on behalf of a competitor of the Company to its substantial detriment. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in Sections 9.3 and 9.4 below are reasonabLy necessary to protect the Company's legitimate business interests and good will.

     9.3 COVENANT AGAINST DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION. In consideration of his employment hereunder and the payment by the Company to Executive of the compensation described herein, and based, in part, on the matters stated in Section 9.2 above, Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency or competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive's obligations under this
Section 9.3 shall survive any expiration or termination of this Agreement.

     9.4 COVENANT AGAINST SOLICITATION OF CUSTOMERS. During the term of this Agreement and for a period of twenty-four (24) months after any termination or expiration of this Agreement, for any reason, Executive shall not, directly or indirectly, individually or on behalf of any Person, solicit Executive Customers (as defined below) for the purpose of providing products or services which are competitive with the products or services offered by the Company. For purposes of this provision, the term "Executive Customers" means Customers (I) that were solicited or served by Executive during the term hereof, (ii) whose dealings with the Company were coordinated or supervised, in whole or in part, by Executive, or (iii) with respect to whom Executive obtained Confidential Information during the one-year period immediately prior to any termination or expiration of this Agreement.

     9.5 REMEDIES. Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Section 9 of this Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach any of the covenants and agreements contained in this Section 9 of this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies available to the Company.

     10. POST-EMPLOYMENT NON-COMPETE AGREEMENT. As an inducement for S. K. Wellman Group to enter into this Agreement with the Executive, and in consideration of other good and valuable consideration, the Executive intending to be legally bound, hereby confirms, acknowledges and agrees that the Post-Employment Non-Compete Agreement executed by the Executive on April 5, 1994 and attached hereto as "Attachment A" shall remain in force after a change in control has occurred and this Agreement becomes effective.

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     11. RETURN OF COMPANY DOCUMENTS AND EQUIPMENT. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company any and all Company files, customer lists, catalogs, price lists, management reports, memoranda, research, Company forms, financial data and reports, and other documents supplied to or created by him which contain Confidential Information (including all copies of the foregoing) together with all of the Company's equipment and other materials in his possession or control.

     12. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive-otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets an aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     13. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be (I) given by hand delivery to the other party, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) sent by national express courier service, or (iv) sent by facsimile transmission to the intended recipient, addressed as follows:

          If to the Executive:
          --------------------

          At the most current address of record
          designated in the executives personnel file.

          If to the Company:
          ------------------

          S.K. Wellman Limited, Inc.
          6180 Cochran Road
          Solon, Ohio 44139

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or to such other address an either party shall half furnished to the other in writing in accordance herewith. Notices and other communications shall be deemed to have been received immediately (if delivered personally or given by confirmed facsimile) or five days after mailing, or the second day after delivery to a national express courier service, and in proving the same it shall be sufficient to show that the envelope containing the notice was duly addressed, stamped and posted (or that the envelope was delivered to the national express courier service) or that receipt was confirmed by the recipient (as the case may be).

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withhold pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or either party's failure to assert any right the Executive or the Company, as the case may be, may have hereunder, including, without the limitation, , the right of the Executive to terminate employment for Good Reason pursuant to Section 5 (c) (i) - (iv) , shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                             /s/ Ronald E. Grambo
                                             -------------------------------

                                             S.K. Wellman Limited, Inc.
                                             By: /s/ Brian R. Esher
                                                ----------------------------
                                            Date: 2/19/95
                                                 ---------------------------




Attachment "A" - MLX/S. K. Wellman Post-Employment Non-Compete Agreement